UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 8, 1999

                          DOWNSTREAM INCORPORATED - DSI
             (Exact name of registrant as specified in its charter)

         UTAH                         333-06440                  87-0567618
 (State of incorporation)      (Commission File Number)   (IRS Employer ID No.)

                         Frohnkamp 18, Monheim, Germany
                    (Address of principal executive offices)

                                     40789
                                   (Zip Code)

                             (011) 49-2173-330-3630
               Registrant's telephone number, including area code

                 6337 Highland Drive, Salt Lake City, Utah 84121
          (Former name or former address, if changed since last report)

                            -------------------------

Item 1.Changes in Control of Registrant.


(a) On May 24, 1999 the former Officers and Directors of the Registrant resigned their positions and new Officers and Directors were elected.

     i) Barry A. Ellsworth resigned as President, Treasurer and as a Director; James G. Slater resigned as Secretary and as a Director; and Richard
          S. Cutler resigned as Vice President and as a Director.

     ii) Philipp Kriependorf was elected a Director of the Registrant and its President; Philip Kamp was elected a Director, Vice President and the Registrant's Treasurer; Olaf Cordt was elected a Director and the Registrant's Secretary.

     iii) Philipp Kriependorf was issued two million, six hundred thirty three thousand, three hundred thirty four (2,633,334) shares of the Registrant's common stock as consideration for his stock ownership in Q-Seven Systems, Inc., a Nevada corporation, and a now wholly owned subsidiary of the Registrant, and for the rights acquired the following day by Q-Seven Systems, Inc., from Q-Seven Systems GmbH of Monheim, Germany, to sell, license and market, on an exclusive, world-wide basis, Q-Seven Systems GmbH's User Management System. These transactions took place on May 24 and 25, 1999, and made Mr. Kriependorf the owner of approximately twenty one percent (21%) of the Registrant's common stock.

      iv) Philip Kamp was issued two million, six hundred thirty three thousand, three hundred thirty three (2,633,333) shares of the Registrant's common stock as consideration for his stock ownership in Q-Seven Systems, Inc., a Nevada corporation, and a now wholly owned subsidiary of the Registrant, and his 50% ownership in X-Real Intertainment Inc. Ltd., a Bahamian corporation, that was acquired the following day by Q-Seven Systems, Inc., a Nevada corporation, that is now a wholly owned subsidiary of the Registrant. These transactions took place on May 24 and 25, 1999, and made Mr. Kamp the owner of approximately twenty one percent (21%) of the Registrant's common stock.

      v) Olaf Cordt was issued two million, six hundred thirty three thousand, three hundred thirty three (2,633,333) shares of the Registrant's common stock as consideration for his stock ownership in Q-Seven Systems, Inc., a Nevada corporation, and a now wholly owned subsidiary of the Registrant, and his 50% ownership in X-Real Intertainment Inc. Ltd., a Bahamian corporation, that was acquired the following day by Q-Seven Systems, Inc., a Nevada corporation that is now a wholly owned subsidiary of the Registrant. These transactions took place on May 24 and 25, 1999, and made Mr. Cordt the owner of approximately twenty one percent (21%) of the Registrant's common stock.

     vi) The total number of common shares issued to the new Officers and Directors of the Registrant was: Seven million, nine hundred thousand (7,900,000).

     vii) The issuance of these new shares brings the total number of shares issued and outstanding to: Twelve million, five hundred thousand (12,500,000) shares. The three new shareholders mentioned above (who are also the new officers and directors of the Registrant) currently own approximately sixty three percent (63%) of the Registrant's common stock, as a group.

Item 2. Acquisition or Disposition of Assets.

(a) On May 24, 1999, the Registrant acquired Q-Seven Systems, Inc., a Nevada corporation, in exchange for the issuance of the aforementioned 7,900,000 shares of the Registrant's common stock that was issued the following day to Mr. Philipp Kriependorf, Mr. Philip Kamp and Mr. Olaf Cordt, making Q-Seven Systems, Inc., a Nevada corporation, a wholly owned subsidiary of the Registrant. The 7,900,000 shares were held in escrow until the exclusive, world-wide rights to market Q-Seven Systems GmbH's, of Monheim, Germany, User Management Software were acquired by Q-Seven Systems, Inc. of Nevada, a wholly owned subsidiary of the Registrant, as well as the ownership of X-Real Intertainment Inc. Ltd., a Bahamian corporation, making X-Real a wholly owned subsidiary of Q-Seven Systems, Inc. of Nevada, which is now a wholly owned subsidiary of the Registrant. The acquisition of the sales and licensing rights to the software, and the acquisition of X-Real Intertainment Inc. Ltd. were both completed on May 25, 1999.

            (i) The Registrant believes that the rights to market Q-Seven Systems GmbH's User Management Software will add value to the Registrant. Portions of the software are still being developed and no sales of the software have yet been made. However, sales are pending. The software is a modularized suite offering users an extremely sophisticated system for the backend administration of various types of e-commerce sites on the internet, including but not limited to, online gaming, adult entertainment, and online shopping. The software gives frequent and accurate feedback concerning clients and their activities to the owners of the business, yet is extremely easy to use and non-computer professionals can administer the system. The software also allows for secure online billing over the internet.

            (ii) The acquisition of X-Real Intertainment added tangible value and income to the Registrant's business. X-Real owns six online adult entertainment pay sites that had sales of approximately $340,293 USD during 1998, with net profits of approximately $72,010

            USD (21%) on sales. Sales have grown steadily and significantly during the first one and a half quarters of 1999, and the sites continue to be profitable. It is believed that said sites will give the Registrant a firm financial base to carry out its business plans.

            (iii) The principle followed in determining the consideration to be paid for the above assets was one of negotiation based on the percentage of ownership in the assets acquired, prior to the acquisitions, that the former owners of said assets were willing to give up for ownership in a public company and the benefits they would realize by having access to the public markets.

            (iv) The rights to sell, license and market Q-Seven Systems GmbH's User Management Software were acquired from Q-Seven Systems GmbH, a limited liability company, in Monheim, Germany, whose principles are Philipp Kriependorf, Philip Kamp and Olaf Cordt.

            (v)  Ownership in X-Real  Intertainment  Inc. Ltd. was acquired from
            Olaf Cordt and Philip Kamp who each owned 50% of the Bahamian corporation prior to its being acquired by Q-Seven Systems, Inc. of Nevada, which was at the time of said acquisition a wholly owned subsidiary of the Registrant.

Item 7. Financial Statements and Exhibits.

(a) The audited financial statements of X-Real GbR, a German partnership, for the 12 month period ended December 31, 1998, are attached hereto as "Exhibit I".

(b) Pro forma financial information for X-Real Intertainment Inc. Ltd, a wholly owned subsidiary of Q-Seven Systems, Inc., a Nevada Corporation and a wholly owned subsidiary of Registrant, are attached hereto as "Exhibit II".

(c) The Agreement and Plan of Share Exchange between Downstream Incorporated - DSI and Q-Seven Systems, Inc. is attached hereto as "Exhibit III".

(d) The Asset Purchase Agreement between X-Real GbR and X-Real Intertainment Inc. Ltd., a Bahamian corporation, is attached hereto as "Exhibit IV".

(e) The Stock Transfer/Purchase Agreement between Olaf Cordt and Philip Kamp, the owners of X-Real Intertainment Inc. Ltd., a Bahamian corporation, and Q-Seven Systems, Inc., a Nevada corporation is attached hereto as "Exhibit V".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     June 8, 1999

(Registrant) DOWNSTREAM INCORPORATED - DSI.

By:/s/ Philipp Kriependorf
   -----------------------------
   Philipp Kriependorf
   President and CEO

                                    EXHIBITS


1. The audited financial statements of X-Real GbR, a German partnership, for the 12 month period ended December 31, 1998, are attached hereto as "Exhibit I".

2. Pro forma financial information for X-Real Intertainment Inc. Ltd, a wholly owned subsidiary of Q-Seven Systems, Inc., a Nevada Corporation and a wholly owned subsidiary of Registrant, are attached hereto as "Exhibit II".

3. The Agreement and Plan of Share Exchange between Downstream Incorporated - DSI and Q-Seven Systems, Inc. is attached hereto as "Exhibit III".

4. The Asset Purchase Agreement between X-Real GbR and X-Real Intertainment Inc. Ltd., a Bahamian corporation, is attached hereto as "Exhibit IV".

5. The Stock Transfer/Purchase Agreement between Olaf Cordt and Philip Kamp, the owners of X-Real Intertainment Inc. Ltd., a Bahamian corporation, and Q-Seven Systems, Inc., a Nevada corporation is attached hereto as "Exhibit V".

                                                                       Exhibit I




 4                                  X-REAL GbR

                              FINANCIAL STATEMENTS

                                December 31, 1998

                                 C O N T E N T S


Independent Auditors' Report............................................ 3

Balance Sheet........................................................... 4

Statement of Income and Partners' Capital............................... 5

Statement of Cash Flows................................................. 6

Notes to the Financial Statements....................................... 7

                          INDEPENDENT AUDITORS' REPORT


Partners
X-Real GbR
Monheim, Germany

We have audited the accompanying balance sheet of X-Real GbR as of December 31, 1998 and the related statements of income and partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Real GbR as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Jones, Jensen & Company
Salt Lake City, Utah
April 29, 1999



                                                    X-REAL GbR
                                                   Balance Sheet


                                                      ASSETS

                                                                                                 December 31,
                                                                                                    1998
CURRENT ASSETS
   Cash in bank                                                                                $               4
   Accounts receivable (Note 2)                                                                          102,286
                                                                                               -----------------

     Total Current Assets                                                                                102,290

     TOTAL ASSETS                                                                              $         102,290
                                                                                               =================


                                         LIABILITIES AND PARTNERS' CAPITAL


CURRENT LIABILITIES

   Accrued expenses                                                                            $          24,522
                                                                                               -----------------

     Total Current Liabilities                                                                            24,522

PARTNERS' CAPITAL

   Partners' capital                                                                                     133,435
   Note receivable - related party (Note 3)                                                              (55,667)
                                                                                               -----------------

     Total Partners' Capital                                                                              77,768

     TOTAL LIABILITIES AND PARTNERS' CAPITAL                                                   $         102,290
                                                                                               =================

              The accompanying notes are an integral part of these
                             financial statements.


                                                    X-REAL GbR
                                     Statement of Income and Partners' Capital





                                                                                               December 31,
                                                                                                  1998

NET SALES                                                                                    $           340,293

COST OF SALES                                                                                             77,008

GROSS PROFIT                                                                                             263,285

EXPENSES

   General and administrative                                                                            192,633

     Total Expenses                                                                                      192,633

INCOME FROM OPERATIONS                                                                                    70,652

OTHER INCOME

   Interest income                                                                                         1,358

     Total Other Income                                                                                    1,358

NET INCOME                                                                                                72,010

BEGINNING BALANCE PARTNERS' CAPITAL                                                                        5,000

CAPITAL CONTRIBUTIONS                                                                                     56,425

ENDING BALANCE PARTNERS' CAPITAL                                                             $           133,435
                                                                                             ===================

              The accompanying notes are an integral part of these
                             financial statements.

                                                    X-REAL GbR
                                              Statement of Cash Flows



                                                                                                  For the
                                                                                                 Year Ended
                                                                                                December 31,
                                                                                                    1998
                                                                                             -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                $            72,010
   Change in assets and liabilities:
     Increase in accounts receivable                                                                    (102,286)
     Increase (decrease) in accrued expenses                                                              24,522

       Net Cash Used in Operating Activities                                                              (5,754)
                                                                                             -------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                                      -

CASH FLOWS FROM FINANCING ACTIVITIES

   Related party loans made                                                                              (55,667)
   Capital contributed                                                                                    56,425

       Net Cash Provided by Financing Activities                                                             758
                                                                                             -------------------

NET INCREASE (DECREASE) IN CASH                                                                           (4,996)

CASH AT BEGINNING OF PERIOD                                                                                5,000

CASH AT END OF PERIOD                                                                        $                 4
                                                                                             ===================

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION

CASH PAID FOR:

   Interest                                                                                  $            -
   Income taxes                                                                              $            -

              The accompanying notes are an integral part of these
                             financial statements.

                                   X-REAL GbR
                        Notes to the Financial Statements
                                December 31, 1998


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Organization

              X-Real GbR, a general partnership was organized November 4, 1997 under the provisions of a general partnership agreement between Olaf Cordt and Philip Kamp for the purpose of creating and operating internet pay sites. Profits and losses of the Partnership are shared equally between the two partners.

              b.  Accounting Method

              The Partnership's financial statements are prepared using the accrual method of accounting. The Partnership has elected a December 31 year end.

              c.  Cash and Cash Equivalents

              For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

              d.  Allowance for Losses

              The Partnership uses the specific write-off method to provide for doubtful accounts since experience and management's estimation indicates an adequate allowance for such accounts is immaterial.

              e.  Income Taxes

              Income of the Partnership is not taxable as such, but is includible in the income of the partners. Therefore, no provision for income taxes is reflected in the accompanying financial statements.

              f.  Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -      ACCOUNTS RECEIVABLE

              The Partnership conducts all of its business on the internet, and all revenues are collected by electronic means. All revenue collections and refunds are managed by a corporation with which the partnership has a service agreement (Note 4). Collected funds are held by the service company for 60 days before they are released to the company. Funds collected in 1998 and released to the partnership in 1999 are classified as accounts receivable. The costs of sales related to the receivables are deducted from the amount released to the receivables are deducted from the amount released to the Partnership. These costs are classified as accrued liabilities.

                                   X-REAL GbR
                        Notes to the Financial Statements
                                December 31, 1998


NOTE 3 -      NOTE RECEIVABLE - RELATED PARTY

              During 1998, the partnership loaned $54,309 to a partnership related through common control. An additional $1,358 of interest was accrued on the note as of December 31, 1998. Due to the nature of the relationship, this note is classified as a reduction in partners' capital.

NOTE 4 -      SERVICE AGREEMENT

              The Partnership owns several internet pay sites which are managed by a corporation (the provider). The provider assumes responsibility for the costs of operating the sites. In exchange, the provider receives 35% of the gross revenues of the sites as a service fee. The agreement can be terminated any time with a notice of 180 days.

NOTE 5 -      SUBSEQUENT EVENTS

              On April 13, 1999, the Partnership entered into a letter of intent to be acquired by Q-Seven Systems, Inc. which will be simultaneously acquired by Downstream Incorporated which is a publically traded U.S. company.

                                                                      Exhibit II



                    DOWNSTREAM INCORPORATED AND SUBSIDIARIES

                   CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                                December 31, 1998

                                 C O N T E N T S


Consolidated Proforma Balance Sheet......................................... 3

Consolidated Proforma Statement of Operations............................... 5

Statement of Assumptions and Disclosures.................................... 6



                                     DOWNSTREAM INCORPORATED AND SUBSIDIARIES
                                        Consolidated Proforma Balance Sheet
                                                 December 31, 1998
                                                    (Unaudited)


                                                      ASSETS

                                                                                      Proforma
                                                                    X-Real           Adjustments
                                      Downstream     Q-Seven        Entertainment    Increase         Proforma
                                    Incorporated    Systems, Inc.    Ltd.            (Decrease)      Consolidated
                                    -------------  --------------  --------------  --------------  ---------------
CURRENT ASSETS

   Cash                             $       8,896  $            4  $       -       $       -       $         8,900
   Accounts receivable, net                -              102,286          -               -               102,286
                                    -------------  --------------  --------------  --------------  ---------------

     Total Current Assets                   8,896         102,290          -               -               111,186
                                    -------------  --------------  --------------  --------------  ---------------

FIXED ASSETS

   Furniture and equipment                  1,359          -               -               -                 1,359
   Accumulated depreciation                  (511)         -               -               -                  (511)
                                    -------------  --------------  --------------  --------------  ---------------

     Total Fixed Assets                       848          -               -               -                   848
                                    -------------  --------------  --------------  --------------  ---------------

     TOTAL ASSETS                   $       9,744  $      102,290  $       -       $       -       $       112,034
                                    =============  ==============  ==============  ==============  ===============

                   See Summary of Assumptions and Disclosures.

                                       3


                                     DOWNSTREAM INCORPORATED AND SUBSIDIARIES
                                  Consolidated Proforma Balance Sheet (Continued)
                                                 December 31, 1998
                                                    (Unaudited)


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                      Proforma
                                                                    X-Real           Adjustments
                                      Downstream     Q-Seven        Entertainment    Increase         Proforma
                                    Incorporated    Systems, Inc.    Ltd.            (Decrease)      Consolidated
                                    -------------  --------------  --------------  --------------  ---------------
CURRENT LIABILITIES

   Accounts payable                 $         117  $       -       $       -       $       25,000  $        25,117
   Accrued expenses                        -                               24,522          -                24,522
                                    -------------  --------------  --------------  --------------  ---------------

     Total Current Liabilities                117          -               24,522          25,000           49,639
                                    -------------  --------------  --------------  --------------  ---------------

COMMITMENTS AND
 CONTINGENCIES

STOCKHOLDERS' EQUITY

   Common stock: 50,000,000
    shares authorized of $0.001
    par value, 12,400,000 shares
    issued and outstanding                  4,500          -               -                7,900           12,400
   Additional paid-in capital             133,004          -               -               44,868          177,872
   Partners' capital                       -               -              133,435        (133,435)          -
   Note receivable - related party         -               -              (55,667)         55,667           -
   Deficit accumulated during
    the development stage                (127,877)         -               -               -              (127,877)
                                    -------------  --------------  --------------  --------------  ---------------

     Total Stockholders' Equity             9,627          -               77,768         (25,000)          62,395
                                    -------------  --------------  --------------  --------------  ---------------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY          $       9,744  $       -       $      102,290  $       -       $       112,034
                                    =============  ==============  ==============  ==============  ===============

                   See Summary of Assumptions and Disclosures.


                                     DOWNSTREAM INCORPORATED AND SUBSIDIARIES
                                   Consolidated Proforma Statement of Operations
                                                 December 31, 1998
                                                    (Unaudited)


                                                                                      Proforma
                                                                    X-Real           Adjustments
                                      Downstream     Q-Seven        Entertainment    Increase         Proforma
                                    Incorporated    Systems, Inc.    Ltd.            (Decrease)      Consolidated
                                    -------------  --------------  --------------  --------------  ---------------
REVENUES                            $     104,017  $       -       $      340,293  $       -       $       444,310

COST OF SALES                              45,473          -               77,008          -               122,481
                                    -------------  --------------  --------------  --------------  ---------------

GROSS PROFIT                               58,544          -              263,285          -               321,829
                                    -------------  --------------  --------------  --------------  ---------------

OPERATING EXPENSES

   Depreciation and amortization              513          -               -               -                   513
   General and administrative             150,375          -              192,633          -               343,008
                                    -------------  --------------  --------------  --------------  ---------------

     Total Operating Expenses             150,888          -              192,633          -               343,521
                                    -------------  --------------  --------------  --------------  ---------------

OPERATING (LOSS) INCOME                   (92,344)         -               70,652          -               (21,692)
                                    -------------  --------------  --------------  --------------  ---------------

OTHER INCOME

   Interest income                         -               -                1,358          -                 1,358
   Other income                               904          -               -               -                   904
                                    -------------  --------------  --------------  --------------  ---------------

     Total Other Income                       904          -                1,358          -                 2,262
                                    -------------  --------------  --------------  --------------  ---------------

LOSS BEFORE INCOME TAXES                  (91,440)         -               72,010          -               (19,430)

INCOME TAXES                               -               -               -               -                -
                                    -------------  --------------  --------------  --------------  ---------------

NET (LOSS) INCOME                   $     (91,440) $       -       $       72,010  $       -       $       (19,430)
                                    =============  ==============  ==============  ==============  ===============

                   See Summary of Assumptions and Disclosures.

                    DOWNSTREAM INCORPORATED AND SUBSIDIARIES
                     Summary of Assumptions and Disclosures


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Business Organization

              Downstream Incorporated (the Company) was incorporated under the laws of the State of Utah on November 26 1996 to engage in the business of financial consulting.

              Q-Seven Systems, Inc. (Q-7) was incorporated under the laws of the State of Nevada on May 18, 1999 for the purpose of acquiring marketing rights to a certain internet user management software program, and to acquire X-Real Entertainment, Ltd., which owns six internet pay sites.

              X-Real Entertainment, Ltd. (formerly X-Real GbR) (X-Real) was incorporated under the laws of the Bahamas on April 23, 1999. X-Real was originally organized as a partnership under the laws of the Federal Republic of Germany to engage in various forms of internet commerce.

              Effective May 24, 1999, the Company entered into an agreement and plan of reorganization whereby the Company acquired 100% of the issued and outstanding shares of Q-7 and X-Real for 7,900,000 shares of its common stock. The acquisition is accounted for as a recapitalization of X-Real since the shareholders of Q-7 control the Company after the reorganization. Accordingly, there is no adjustment to the carrying values of assets or liabilities of X-Real. The acquisition of X-Real by Q-7 was also accounted for as a recapitalization because the partners of X-Real became the shareholders of Q-7.

              1.  Record purchase of Q-Seven Systems, Inc.
                  and X-Real Entertainment Ltd. through the issuance of 7,900,000 shares of common stock:

                  Additional paid-in capital               $          (7,900)
                  Common stock                                         7,900
                                                           -----------------

                               Total                       $          -
                                                           =================

              2.  Record estimated costs of the merger:

                  Accounts payable                         $          25,000
                  Additional paid-in capital                         (25,000)
                                                           -----------------

                               Total                       $          -
                                                           =================

              3.  Eliminate the equity of Q-Seven
                  Systems, Inc. and X-Real
                  Entertainment Ltd.:

                  Additional paid-in capital               $          77,768
                  Partners' capital                                 (133,435)
                  Note receivable - related party                     55,667
                                                           -----------------

                               Total                       $          -
                                                           =================

                                                                     Exhibit III

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


         This Agreement and Plan of Share Exchange (hereinafter the "Agreement") is entered into effective as of this 24th day of May 1999, by and among Downstream Incorporated - DSI, a Utah corporation (hereinafter "DSI") and Q-Seven Systems, Inc. a Nevada corporation (hereinafter "Q-7").


                                    RECITALS:

         WHEREAS, the Q-7 Stockholders own all of the issued and outstanding common stock of Q-7 (the "Common Stock"). DSI desires to acquire the Common Stock solely in exchange for voting common stock of DSI, making Q-7 a wholly owned subsidiary of DSI; and

         WHEREAS, the Q-7 Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of DSI in exchange for their Common Stock, as more fully set forth herein.

         NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

         1. Plan of Reorganization. It is hereby agreed that all of the Q-7 Common Stock shall be acquired by DSI in exchange for common voting stock of DSI (the "DSI Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Q-7 shall be acquired by DSI in exchange solely for DSI common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

         2. Exchange of Shares. Q-7 and DSI stockholders agree that on the Closing Date, or at the Closing as hereinafter defined, the Q-7 Common Stock shall be delivered at Closing to DSI in exchange for the DSI Shares as follows:

         (a)  At Closing, DSI shall, subject to the conditions set forth herein,
              issue  an  aggregate  of  Seven  Million  Nine  Hundred   Thousand

              (7,900,000) Shares of DSI's common voting stock to be held in escrow for the Q-7 Stockholders. The stock shall be issued to the three shareholders of Q-Seven Systems, Inc. as follows:

                  Philipp Kriependorf:        2,633,334 Shares of Common Stock

                  Philip Kamp:                2,633,333 Shares of Common Stock

                  Olaf Cordt:                 2,633,333 Share of Common Stock

         (b) Unless otherwise agreed by DSI this transaction shall close only in the event DSI is able to acquire all issued and outstanding shares of Q-7 outstanding Common Stock.

         (c) The Seven Million Nine Hundred Thousand (7,900,000) shares of DSI Common Stock to be issued at the Closing for the benefit of the DSI Stockholders shall be held in escrow with William Renwick (the "Escrow Agent") at, 1854 E. Sycamore Lane, Salt Lake City, Utah 84117, until such time as Q-7 has acquired One Hundred Percent (100.00%) ownership of the six adult internet pay sites (either directly or indirectly through the acquisition of X-Real Intertainment, a Bahamian corporation) described in Section 3(a) of the Agreement and documents have been signed making Q-7 the sole and exclusive sales and licensing agent for Q-Seven Systems GmbH's proprietary user management software, in its present form and any and all other future forms, for perpetuity. At that time, following written notification signed by Barry A. Ellsworth, DSI and all of the Q-7 Stockholders, the Escrow Agent shall deliver the DSI shares to the respective Q-7 Stockholders.


         3. Pre-Closing Events. The Closing is subject to the completion of the following:

         (a) Since Q-7 is a newly formed corporation, it shall not be required to have its books and records audited prior to Closing. However, Q-7 and/or the Q-7 Stockholders shall have had the records audited of the six adult pay sites known as Studentinnen.de; LoveCam.de; PeepCam.de; Teensex.de; AmateurSexVideos.de; and Erotikweb.de; which are owned by Q-7's wholly owned subsidiary, X-Real Intertainment, by an accounting firm that is a member of the SEC Practices Committee. Said audit shall include annual balance sheets, income statements, cash flow statements and related footnotes from inception and unaudited quarterly balance sheets, income statements, and cash flow statements for each calendar quarter of 1999, prior to Closing;

         (b) DSI shall demonstrate that it has, to the reasonable satisfaction of Q-7, no material assets and no liabilities, contingent or fixed.

         4. Exchange of Securities. As of the Closing Date each of the following shall occur:

         (a) All shares of Q-7 Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for Seven Million, Nine Hundred Thousand (7,900,000) Shares of DSI's Common Stock to be issued in the amounts and to the persons outlined in Item 2(a) above and delivered to the Escrow Agent at the Closing. All such outstanding Shares of Q-7 Common Stock shall be deemed, after Closing, to be owned by DSI. The holders of such certificates previously evidencing shares of Q-7 Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Q-7 Common Stock except as otherwise provided herein or by law;

         (b) Any shares of Q-7 Common Stock held in the treasury of Q-7 immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (c) The Seven Million Nine Hundred Thousand (7,900,000) shares of DSI Common Stock to be issued at the Closing for the benefit of the DSI Stockholders shall be held in escrow with William Renwick (the "Escrow Agent") at, 1854 E. Sycamore Lane, Salt Lake City, Utah 84117, until such time as Q-7 has acquired One Hundred Percent (100.00%) ownership of the six adult internet pay sites (either directly or indirectly through the acquisition of X-Real Intertainment, a Bahamian corporation) described in Section 3(a) of the Agreement and documents have been signed making Q-7 the sole and exclusive sales and licensing agent for Q-Seven Systems GmbH's proprietary user management software, in its present form and any and all other future forms, for perpetuity. At that time, following written notification signed by Barry A. Ellsworth, DSI and all of the Q-7 Stockholders, the Escrow Agent shall deliver the DSI shares to the respective Q-7 Stockholders.

         5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

         (a) The resignation of the existing DSI's officers and directors and the appointment of new officers and directors as described in Section 13 (f) hereof.

         6. Other Matters.

         (a) Except as otherwise described herein, there shall be no cash dividend, stock dividend, stock split, re-capitalization, or exchange of shares with respect to or rights issued in respect of, DSI's capital stock after the date hereof and there shall be no dividends paid on Q-7's after the date hereof, in each case through and including the Closing Date.

         (b) DSI shall have received all requisite director and shareholder approval of all matters set forth herein, and no shareholder of DSI shall have exercised any dissenter's rights under applicable corporate law.

         (c) Q-7 shall have received all requisite shareholder approval of the matters set forth herein.

         7. Post-Closing Matters. After the closing Date, the following shall be accomplished:

         (a) The Q-7 stockholders agree that they shall cause DSI to prepare and file a report on form 8-K with the U.S. Securities and Exchange Commission with fifteen (15) calendar days following the closing, in which DSI shall report the Closing of the transaction contemplated in this Agreement, including the change in control of DSI under Item 1, the acquisition of Q-7 under Item 2, the audited financial statements of the business(es) acquired by DSI under Item 7, and such other information as required by form 8-K;

         (b) The Q-7 Stockholders agree that they shall not cause DSI to effect any reverse split of the issued and outstanding shares of DSI Common Stock at any time within two (2) years following the Closing Date within the written consent of Barry A. Ellsworth;

         (c) The Q-7 Stockholders agree that they shall call a Special Meeting of the Stockholders of DSI within ninety (90) days following the Closing for the purpose of voting to amend the Articles of Incorporation of DSI to change the name of DSI to "Q-Seven Systems, Inc." (or such other name acceptable to Barry
A. Ellsworth if the name of Q-Seven Systems, Inc. is not available), and that the Q-7 Stockholders shall vote all of their shares of DSI Common Stock in favor of said name change;

         (d) The Q-7 Stockholders (who after the Closing will become the principal shareholders of DSI) agree herewith that if at any time during the first eighteen (18) months after the Closing, the business of Q-7 or any successor company should fail or be discontinued, they shall at that time, return all of the shares of DSI Common Stock then owned by them to DSI to be canceled without receiving any additional consideration therefor;

         (e) If at any time during the first two (2) years after the Closing, one or more of the Q-7 Stockholders terminates his relationship with Q-7, or its successor, or sells or otherwise relinquishes control of DSI, or its successor, they individually and collectively agree not to compete with or against the business of Q-7 in any way for a period of two (2) years from the date of their departure from DSI, Q-7, or their successors.

         8. Delivery of Shares. On the Closing Date, the Q-7 Stockholders will surrender for cancellation, certificates representing all of their shares of Q-7 Common Stock, in exchange for delivery of certificates representing the DSI Shares to the Escrow Agent for which the shares of Q-7 Common Stock are to be exchanged at Closing.

         9. Representations of Q-7 Stockholders. The Q-7 Stockholders hereby represent and warrant, each only as to his own Q-7 Common Stock, the following to be true and correct as of this date and as of the Closing Date:

         (a) The Q-7 Common Stock owned by each Q-7 Stockholder is free and clear from all claims, liens, security interests or other encumbrances, and at the Closing Date the Q-7 Stockholders will have good title and the unqualified right to transfer and dispose of all of the issued and outstanding shares of Q-7 Common Stock;

         (b) Each Q-7 stockholder, respectively, is the sole owner of the issued and outstanding shares of Q-7 Common Stock described as being owned by him in Exhibit "A" opposite his name, and that the shares of Q-7 Common Stock listed on Exhibit "A" represent all of the issued and outstanding shares of Q-7 Common Stock as of the Closing;

         (c) Each Q-7 Stockholder is acquiring his portion of the DSI Shares with investment intent, and not with a view to sell, transfer or dispose of said shares, and no Q-7 Stockholder has the present intent to sell or dispose of any of the DSI Shares and no Q-7 Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the DSI Shares.

         10. Representations of Q-7. Q-7 hereby represents and warrants as follows, which warranties and representations shall be true and correct as of the Closing Date:

         (a) The Q-7 Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of Q-7;

         (b) Q-7 has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in Exhibit "A", attached hereto;

         (c) The audited financial statements of Q-7's wholly owned subsidiary, X-Real Intertainment, a Bahamian corporation, as of and for the period ended December 31, 1998, which have been delivered to DSI (hereinafter referred to as the "Q-7 Financial Statements") are complete and accurate and fairly present the financial condition of Q-7 as of the date thereof and the results of its operations for the periods covered. There are no material liabilities or obligations of Q-7 or its subsidiaries, either fixed or contingent, not disclosed in the Q-7 Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations subsequently incurred in the ordinary course of business; and no such contracts or obligations incurred in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Q-7 as reflected in the Q-7 Financial Statements. Q-7 or its subsidiaries have good title to all assets shown on the Q-7 Financial Statements (which includes the assets of its wholly owned subsidiary, X-Real Intertainment and the user management software) subject only to dispositions and other transactions subsequently incurred in the ordinary course of business, all of which are disclosed in the Q-7 Financial Statements. The Q-7 Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto);

         (d) Since the date of the Q-7 Financial Statements, there have not been any material adverse changes in the financial position of Q-7 except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Q-7 or its subsidiaries as disclosed in the Q-7 Financial Statements;

         (e) Q-7 and/or its subsidiaries are not a party to any material pending litigation or, to Q-7's best knowledge, any governmental investigation or proceeding, not reflected in the Q-7 Financial Statements, and to Q-7's best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Q-7 and/or its subsidiaries;

         (f) Q-7 and its subsidiaries are in good standing in their respective jurisdictions of incorporation, and are in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Q-7 and/or its subsidiaries;

         (g) Q-7 and its subsidiaries have (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be so qualified except where the failure to so qualify would have no material negative impact on Q-7 and/or its subsidiaries;

         (h) Q-7 and its subsidiaries have not materially breached any material agreement to which any one of them is a party. Q-7 has previously given DSI copies or access thereto of all material contracts, commitments and/or agreements to which Q-7 and/or any of its subsidiaries is a party including all relationships or dealings with related parties or affiliates;

         (i) Q-7 has no subsidiary corporations except for X-Real Intertainment, a Bahamian corporation, and except as otherwise described in writing to DSI.

         (j) Q-7 has made all material corporate financial records, minute books, and other corporate documents and records of Q-7 and its subsidiaries available for review to present management of DSI prior to the Closing Date, during reasonable business hours and on reasonable notice;

         (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Q-7 or any of its subsidiaries is a party and has been duly authorized by all appropriate and necessary corporate action under Nevada corporate law and Q-7, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Q-7 and/or any of its subsidiaries is a party;

         (l) All information regarding Q-7 or any of its subsidiaries or their assets and liabilities which has or will be delivered to DSI for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

         11. Representations of DSI. DSI hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the DSI Shares, to be issued and delivered to the Q-7 Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued Shares of DSI's Common Stock, fully-paid and nonassessable;

         (b) DSI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of DSI. The execution and performance of this Agreement will not constitute a material breach of any kind agreement, indenture, mortgage, license or other instrument or document to which DSI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to DSI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of DSI;

         (c) DSI has delivered to Q-7 a true and complete copy of its audited financial statements for the years ended December 31, 1997 and 1998, (the "DSI Financial Statements"). The DSI Financial Statements are complete, accurate and fairly represent the financial condition of DSI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The DSI Financial Statements have prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of DSI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended;

         (d) Since December 31, 1998, there have not been any material adverse changes in the financial condition of DSI except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of Downstream shall be paid and satisfied in full. Immediately prior to the Closing, DSI shall have no assets and no liabilities;

         (e) DSI is not a party to or the subject of any pending litigation, claims or governmental investigation or proceeding not reflected in the DSI Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of DSI, threatened or contemplated against or affecting DSI, its management or its properties;

         (f) DSI is duly organized, validly existing and in good standing under the laws of the State of Utah; has the corporate power to own its assets and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it;

         (g) DSI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on it, and has paid or made adequate provision in the DSI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. DSI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge;

         (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of DSI, except as contemplated in this Agreement;

         (i) DSI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that DSI has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which DSI is subject. DSI hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Q-7 all relationships or dealings with related parties or affiliates;

         (j) The corporate financial records, minute books, and other documents and records of DSI have been made available to Q-7 prior to the Closing;

         (k) DSI's Common Stock is currently approved for quotation on the OTC Bulletin Board and there are no stop orders in effect with respect thereto.

         12. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which closing shall be no later than June 30, 1999, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the DSI Shares are issued to the Escrow Agent in exchange for the Q-7 Common Stock.

         13. Conditions Precedent to the Obligations of Q-7 and the Q-7 Stockholders. All obligations of Q-7 and the Q-7 Stockholders under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

         (a) the representations and warranties by or on behalf of DSI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time;

         (b) DSI shall have performed and complied with all covenants, agreements, and conditions set forth in and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing;

         (c) On or before the Closing, the board of directors of DSI shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

         (d) On or before the Closing Date, DSI shall have delivered to Q-7 certified copies of resolutions of the board of directors of DSI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Q-7 to comply with the terms of this Agreement including the appointment of Q-7's nominees to the Board of Directors of DSI and all matters outlined herein;

         (e) Applicable law shall permit the Acquisition and DSI shall have sufficient shares of its capital stock authorized to complete the Acquisition;

         (f) At Closing, the existing officers and directors of DSI shall have resigned in writing from all positions as directors and officers of DSI effective upon the election and appointment of the Q-7 nominees;

         (g) The shares of restricted DSI capital stock to be issued to Q-7 Stockholders at Closing will be validly issued, nonassessable and fully-paid under Utah corporation law and will be issued in compliance with all applicable U.S. federal and state corporation and securities laws;

         (h) Q-7 and the Q-7 Stockholders shall have received the advice of their respective tax advisors, if deemed necessary by them, as to all tax aspects of the Acquisition.

         14. Conditions Precedent to the Obligations of DSI. All obligations of DSI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by Q-7 and the Q-7 Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

         (b) Q-7 and the Q-7 Stockholders shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

         (c) Q-7 shall deliver on behalf of each of the Q-7 Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "B", acknowledging that the DSI Shares are being acquired for investment purposes;

         (d) On or before the Closing Date, the board of directors of Q-7 shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

         (e) On or before the Closing Date, Q-7 shall have delivered to DSI certified copies of resolutions of the board of directors of Q-7 approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Q-7 to comply with the terms of this Agreement;

         (f) Applicable law shall permit the Acquisition; and

         (g) DSI shall have received the advice of its tax advisor, if deemed necessary by it, as to all tax aspects of the Acquisition.

         15. Indemnification. For a period of one year from the Closing, Q-7 and the Q-7 Stockholders jointly and severally agree to indemnify and hold harmless DSI, and DSI agrees to indemnify and hold harmless Q-7 and the Q-7 Stockholders, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations make by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         16. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         17. Documents at Closing. At the Closing, the following documents shall by delivered:

         (a) Q-7 will deliver, or will cause to be delivered, to DSI the following:

                  (i) a certificate executed by the President and Secretary of Q-7 to the effect that all representations and warranties made by Q-7 under this Agreement are true and correct as of the Closing, the same as though originally given to DSI on said date;

                  (ii) a certificate from the jurisdiction of incorporation of Q-7 dated within thirty (30) days prior to the Closing to the effect that Q-7 is in good standing under the laws of said jurisdiction;

                  (iii) investment letters in the form attached hereto as Exhibit "B" executed by each Q-7 Stockholder;

                  (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v) certified copies of resolutions adopted by the directors of Q-7 authorizing this transaction; and

                  (vi) all other items, the delivery of which is a condition precedent to the obligations of DSI as set forth herein.

         (b) DSI will deliver or cause to be delivered to Q-7 (or in the case of the DSI Shares, to the Escrow Agent):

                  (i) stock certificates representing the DSI Shares to be issued as a part of the stock exchange as described herein;

                  (ii) a certificate of the President of DSI, to the effect that all representations and warranties of DSI made under this Agreement are true and correct as of the Closing, the same as though originally given to Q-7 on said date;

                  (iii) certified copies of resolutions adopted by DSI's Board of Directors authorizing the Acquisition and all related matters described herein;

                  (iv) certificate from the jurisdiction of incorporation of DSI dated within thirty (30) days of Closing Date that DSI is in good standing under the laws of said state;

                  (v) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (vi) the resignations of the existing officers and directors of DSI, effective as of the Closing;

                  (vii) all corporate and financial records of DSI; and

                  (viii) all other items, the delivery of which is a condition precedent to the obligations of DSI, as set forth in Section 14 hereof.

         18. Finder's Fees. DSI, represents and warrants to Q-7 and the Q-7 Stockholders, and Q-7 and the Q-7 Stockholders represent and warrant to DSI that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, DSI, on the one hand, and Q-7 and the Q-7 Stockholders on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

         19. Miscellaneous.

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement;

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed;

         (c) Termination. All obligations hereunder may be terminated at the discretion of either party's board of directors if (i) the closing conditions specified in Sections 13 and 14 are not met, or (ii) any if the representations and warranties made herein have been materially breached;

         (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto;

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested;

         (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement;

         (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of


[Continued on page 14. The remainder of this page has intentionally been left blank.]

which together shall constitute one and the same instrument;

         (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah;

         (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns;

         (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement between the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof;

         (k) Time. Time is of the essence;

         (l) Severabilty. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect;

         (m) Responsibility and Cost. All fees, expenses and out-of-pocket costs and expenses, including, without imitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.


                                            Q-SEVEN SYSTEMS, INC.


                                            By: /s/ Philip Kriependorf
                                                -----------------------------
                                                President


                                            By: /s/ Olaf Cordt
                                                -----------------------------
                                                Secretary

                                            DOWNSTREAM INCORPORATED - DSI


                                            By: /s/ Barry A. Ellsworth
                                                -----------------------------
                                                President


                                            By: /s/ James G. Slater
                                                -----------------------------
                                                Secretary


                                            Q-7 STOCKHOLDERS:


                                                /s/ Philipp Kriependorf
                                                -----------------------------
                                                Philipp Kriependorf


                                                /s/ Olaf Cordt
                                                -----------------------------
                                                Olaf Cordt


                                                /s/ Philip Kamp
                                                -----------------------------
                                                Philip Kamp

                                   EXHIBIT "A"

         List of All Q-7 Stockholders, the Number of Shares of Q-7 Common Stock Each Owns, and the Number of Shares of DSI Common Stock Each Will Receive in Exchange for His Shares of Q-7 Common Stock

                                                        No. of Shares of DSI
                                                       Common Stock to be Issued
                                    No. of Shares of     in Exchange for Q-7
Name of Q-7 Stockholder    Q-7 Common Stock Owned            Common Stock
-----------------------    ----------------------            ------------

1.  Philipp Kriependorf             250,000                   2,633,334
2.  Olaf Cordt                      250,000                   2,633,333
3.  Philip Kamp                     250,000                   2,633,333
                                    -------                   ---------

          Total:                    750,000                    7,900,000

                                   EXHIBIT "B"

                            INVESTMENT INTENT LETTER

         The undersigned hereby acknowledges that he is acquiring 2,500,000 shares (the "Shares") of restricted common stock of Downstream Incorporated-DSI, a Utah corporation, pursuant to an Agreement and Plan of Share Exchange Between Downstream Incorporated-DSI, Q-Seven Systems, Inc. and the Stockholders of Q-Seven Systems, Inc., in a private transaction exemption from registration under U.S. federal and state securities laws.

         I represent that I am acquiring all of the Shares for my own account, for investment purposes and not with a view to or for any distribution or fractionalization thereof. I acknowledge that all the Shares are restricted for purposes of Rule 144, and I understand that there are imposed substantial restrictions on the resale, assignment or transfer of any of the Shares. I further acknowledge that any of the Shares may only be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration, only if, in the opinion of counsel satisfactory to Downstream Incorporated-DSI, the proposed transfer may be effected without registration under the Securities Act of 1933 and applicable state securities laws, unless the Shares are registered under the Securities Act of 1933 and applicable state securities laws.

         I acknowledge that each certificate evidencing such securities may be stamped or otherwise imprinted with a conspicuous legend indicating that the securities are restricted, have not been registered under U.S. federal and/or state securities laws, and the Shares may not be sold, pledged, hypothecated or otherwise transferred, whether or not for consideration, except upon registration under the Securities Act of 1993 and appropriate state securities laws, or unless Downstream Incorporated-DSI receives an opinion of counsel satisfactory to Downstream Incorporated-DSI that such transfer shall not be in violation of the Securities Act of 1933 and applicable state securities laws.


Dated: ________, 1999.



                                               ------------------------------
                                               Signature of Stockholder

                                                                      Exhibit IV

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 19th day of May, 1999, by and between Philip Kamp and Olaf Cordt, a German Partnership ("Sellers"), and X-Real Intertainment, a Bahamian Corporation ("Buyer").


                                    RECITALS

         A. The Sellers are in the adult entertainment business on the internet and are the owners of the Registered Domain Names http://www.studentinnen.de; http://www.teensex.de; http://www.erotikweb.de; http://www.lovecam.de;
http://www.peepcam.de;  and  http://www.amatuersexmovies.de;  (collectively, the
"RDNs") and the six Web Sites found thereat (the "Web Sites") and all information contained thereat (the "Information"). The RDNs, (Registered Domain Names) six Web Sites and Information are collectively and individually referred to as the "Content and Database".

         B. Sellers desire to sell to Buyer, and Buyer desires to buy from Sellers, all assets of Sellers relating to the operation of the Content and Database, upon the terms and conditions and subject to the limited exceptions set forth herein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    Article I

                           PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of Assets. Upon the terms and subject to the condition of this Agreement, Buyer agrees to purchase, accept, and acquire from Sellers, and Sellers agree to sell, transfer, assign, convey, and deliver to Buyer, at the Closing Date (defined below), all right, title, and interest of Sellers in and to all of the rights and assets, real, personal, and mixed, tangible or intangible, in the Content and Database or otherwise relating to the operation of the Content and Database, as owned or held by Sellers (the "Assets"). Without in any way limiting the generality of the foregoing, the Assets shall include all right and interest owned or held by Sellers in the following:

         a. Registered Domain Names. The RDNs and all rights associated therewith. Buyer and Sellers agree to execute such additional documents and take such further actions as may be required to transfer ownership of the RDNs to Buyer.

         b. Copyright Interests. All interests and rights Sellers may own in copyrights in the United States, Germany or any other state or country in the world relating to the operation of the Content and Database, and any renewal or extension thereof, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle, or release any past, present, or future infringement thereof ("Copyright Interests").

         c. Trademark Interests. All interest and rights the Sellers may own in the United States and any foreign registered and common law trademarks and service marks, together with all other trademark or service mark interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same ("Trademark Interests"). The Trademark Interest shall including the right to file for and obtain registrations of the Trademark Interests anywhere in the world with the right to base priority on Sellers' first date of use or on any application and/or registration being assigned herein. Sellers covenants not to use or display the Trademark Interests, or any mark confusingly similar thereto, anywhere in the world and further covenants not to contest or challenge the validity of the Trademark Interests, any applicable registrations thereof or the ownership of the Trademark Interests by Buyer.

         d. Technical Documentation. All technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of the Content and Database (the "Technical Documentation").

         e.  Contracts.   All  contracts,   agreements,   licenses,   and  other
commitments and arrangements, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of the Content and Database.

         f. Leases. The entire leasehold or rental interest arising under leases of telecommunications, computer and other equipment used to support the operation of the Content and Database.


         g. Business Records. All business and marketing records, including accounting and operating records, customer lists, supplier lists, information and data respecting leased or owned equipment, files, correspondence and mailing lists, advertising materials and brochures, and other business records used in the operation of the Content and Database (the "Business Records").

         h. Authorizations. All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, local governmental authorities, and other authorities relating to the operation of the Content and Database.

         i. Intellectual Property. All patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae used in the operation of the Content and Database or otherwise necessary for the ownership and use of the Assets (the "Intellectual Property").

         j. Claims. All claims Sellers may have against any person relating to or arising from the operation of the Content and Database or ownership of the Assets, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and chooses in action ("Claims").

         k. Business Interests, Participations, and Ownership Positions. All interests, participations, and ownership positions held by Sellers in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to the operation of the Content and Database.

         l. Code. All coding, html, cgi script, SQL, and similar items associated with the Web site.



                                   Article II

                            ASSUMPTION OF LIABILITIES

         2.1 No Liabilities Assumed. Buyer does not assume any liabilities of Sellers relating to the operation of the Content and Database, the Assets or otherwise.

                                   Article III

                                PRICE AND PAYMENT

         3.1 Purchase Price. The purchase price shall be 2,500 Shares of the Buyer's Common Stock to each partner (the "Purchase Price"), which shall be paid by Buyer at closing.


                                   Article IV

                               BUSINESS DOCUMENTS

         4.1 Business Documents. Sellers shall deliver or cause to be delivered to Buyer, at no cost or expense to Buyer, within three (3) days after the date of this Agreement, copies of the following documents (collectively referred to herein as the "Business Documents"):

               a.    Financial  Statements.  The  Sellers'   current  and recent
                     financial statements, its operating and capital budgets, and current business plan.

               b. Business Interests Participations, and Ownership Positions. All documents relating to interests, participations, and ownership positions held by Seller in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to the operation of the Content and Database.

               c. Research and Development. A description of any pending research and development activity.

               d.    Security   Interests.   Security   agreements,   financing
                     statements, title retention agreements or other documents creating, or purporting to create, any material lien, security interest, encumbrance or similar interest in the Assets.

               e. Agreements Relating to Transfer. Agreements that restrict the transfer, sale, exchange, or other disposition of any of the Assets.

               f. Material Agreements. All other material agreements that relate to or affect the operation of the Content and Database or by which any of its Assets may be bound.

               g. Ownership of Information. All records and documentation maintained by the Sellers documenting the development, authorship, or ownership of the Assets and related technology.

               h. Third Party Agreements Relating to Development. A list of all agreements with third parties, whether now in effect or terminated, for the design, development, programming, enhancement, or maintenance of the Assets. To the extent third parties have designed, developed, programmed, enhanced, or maintained Assets without having executed any agreement, a list of all such third parties and a description of the work performed, and the period during which such work was performed, by such party.

               i.    Other  Third  Party  Agreements.  A  list of all  licenses, franchises, royalty agreements, marketing agreements, distributorships, sales representative agreements, or similar commitments or arrangements relating to the Assets or related technology granted to third parties by the Sellers or by any third party to the Sellers.

               j. Third Party Rights to Assets. Agreements, options, or other commitments giving anyone any rights to acquire any right, title, or interest in the Content and Database and/or Assets.

               k. Trademarks. A list of all trademarks and trade names owned or used in the operation of Database, showing the registration number, date of registration, registrant, and a copy of the Certificate of Registration, if any.

               l. Patents. A list of all patents used in the operation of the Content and Database, or owned by the Sellers, if any.

               m. Copyrights. Copyright registrations (if any) issued or pending relating to the Assets. Copies of all agreements relating to unpatented designs, styles, know-how, or technical assistance relating to the operation of the Content and Database and/or the Assets.

               n.    Management  Agreements.   Copies   of   all   consulting or
                     management agreements relating to the operation of the Content and Database and/or the Assets.

               o. Litigation. A description of all litigation or claims, whether past, pending or threatened and whether settled or not, that relate to the operation of the Content and Database and/or the Assets.

                                    Article V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant to Buyer as follows:

         5.1 Organization. Sellers are a partnership validly existing and in good standing under the laws of Germany with the power and authority to conduct their business (including the operation of the Content and Database) in the State and Country in which they are operating said Content and Database and that the partnership rightfully owns the properties and assets (including the Assets).

         5.2 Power and Authority. Sellers have the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and any other agreement or instrument executed and delivered by Sellers in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Sellers, enforceable in accordance with their terms.

         5.3 No Conflict. Neither the execution and delivery of this Agreement and/or any related agreements and instruments that may be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, (1) will violate or conflict with any provision of any charter, bylaw or other governing or organizational instrument of Sellers, or (2) any license, instrument, trust, contract, agreement, or other commitment or arrangement to which Sellers are a party or by which Sellers or any of the Assets are bound.

         5.4 Required Consents. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any person or entity is necessary for the execution and delivery of this Agreement and the transactions contemplated herein by Sellers.

         5.5 Title to Assets. Sellers own and have the power to convey to Buyer on the Closing Date all of the Assets free and clear of any security interest or lien relating thereto.

         5.6 Litigation. There is no pending claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") that, to Sellers' best knowledge, is threatened against Sellers, affecting, involving, or relating to the operation of the Content and Database or any of the Assets. Sellers know of no facts that could reasonably be expected to serve as the basis for Litigation against themselves (or the Buyer upon acquisition of the Business), its present or former partners, or employees, affecting, involving, or relating to the Content and Database or the Assets.

         5.7 Court Orders, Decrees, and Laws. There is no outstanding or, to Sellers' best knowledge, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Sellers affecting, involving, or relating to the Content and Database or the Assets. Sellers are not in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree affecting, involving, or relating to the Content and Database or the Assets except where noncompliance has no material adverse effect upon the financial condition, operation, or prospects of the Content and Database (including under ownership by Buyer) or the Assets, and Sellers has received no notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal and/or international patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws.

         5.8 Disclosure. No representation, warranty, or statement made by Sellers in this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Sellers have disclosed to Buyer all facts known or reasonably available to Sellers that are material to the financial condition, operation, or prospects of the Content and Database and the Assets.

         5.9 Truth at Closing. All of the representations, warranties, and agreements of Sellers contained in this Article V shall be true and correct and in full force and effect on and as of the Closing Date.


                                   Article VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         6.1 Organization. Buyer is a corporation validly existing and in good standing under the laws of the Bahamas with power and authority to conduct its business and to own and lease its properties and assets.

         6.2 Power and Authority. Buyer will have power and authority to execute, deliver, and perform this Agreement and any other agreements and instruments that may be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms.

         6.3 Truth at Closing. All of the representations, warranties, and agreements of Sellers contained in this Article VI shall be true and correct and in full force and effect on and as of the Closing Date.


                                   Article VII

                            OPERATION OF THE CONTENT
                          AND DATABASE PRIOR TO CLOSING

         7.1 Operation of Business. From the date hereof, Buyer shall operate and manage the Content and Database and shall have full power and authority to make all business, operating and other decisions with respect thereto.

         7.2 No Default. Sellers shall not perform any act or omit to perform any act, or permit any act or omission, that will cause a breach or default of any covenant, agreement, warranty, or representation in this Agreement.


                                  Article XIII

                       CONDITIONS TO SELLERS' OBLIGATIONS

         Each of the obligations of Sellers to be performed hereunder shall be subject to the satisfaction (or waiver by Sellers) at or prior to the Closing Date of each of the following conditions:

         8.1 Representations and Warranties True at Closing Date. Buyer's representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date.

         8.2 Performance. Buyer shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                                   Article IX

                        CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

         9.1 Representations and Warranties True at Closing Date. Sellers' representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Sellers shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date.

         9.2 Performance. Sellers shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         9.3 Investigations. Neither any investigation of Sellers by Buyer, nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the sole, exclusive and absolute discretion of Buyer, reflect in a material adverse way on the Assets or the operations of the Content and Database.


                                    Article X

                                     CLOSING

         10.1 Closing. Unless this Agreement is first terminated as provided herein, the closing of the purchase and sale of the Assets shall take place on the 19th day of May 1999, (the "Closing Date").

         10.2 Actions at Closing. At Closing, Buyer and Sellers shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

                  a. Conveyance Instruments. Sellers shall deliver to Buyer such bills of sale, assignments, and other instruments of conveyance and transfer as Buyer may reasonably request to effect the assignment to Buyer of the Assets. Specifically, the Sellers shall take the necessary steps to report and transfer the ownership of the six RDNs with InterNIC.

                                   Article XI

                            COVENANTS OF SELLERS AND
                             BUYER FOLLOWING CLOSING

         11.1 No-Compete. For a period of five (5) years after the Closing Date, the Sellers and undersigned shareholders shall not engage in the business of acquiring, developing, marketing, distributing, licensing, or maintaining systems and applications having any function similar to, competitive with, or substitutable for, the Content and Database, anywhere in the World, except with Buyer's consent (which may be withheld in Buyer's sole discretion). The Sellers and undersigned shareholders acknowledge and agree that the current market for the Content and Database extends throughout the entire world, and it is therefore reasonable to prohibit the Sellers and undersigned shareholders from competing with Buyer anywhere in such territory. The Sellers and undersigned shareholders further acknowledge and agree that the foregoing prohibition will have no impact on the business and prospects of the Sellers and undersigned shareholders and that the Sellers and undersigned shareholders shall not engage in any such activities, directly or indirectly, on the Sellers and undersigned shareholders' own behalf or by use of the services of or on behalf of others.

         11.2 Maintenance of Server. The Sellers and undersigned shareholders agree, at the Sellers and/or undersigned shareholders' expense, to arrange for the leased hosting and basic maintenance of the server (or servers) supporting the six aforementioned Web Sites at Cave Creek or another Internet Service Provider for a period of one (1) year following the date hereof. Such arrangement shall maintain the server (or servers) and Web Sites in the same manner as heretofore conducted, and the Sellers and undersigned shareholders shall not institute any new methods of operation relating to the support of the server (or servers) and Web Sites without the prior approval of Buyer. Specifically, Sellers and undersigned shareholders shall not be responsible for maintaining the Web pages, doing design work relating to the Content and Database or otherwise assisting in the operation and maintenance of the Content and Database. The Sellers and undersigned shareholders also agree to maintain a tape back-up of the Six Sites.

                                   Article XII

                                    INDEMNITY

         12.1 Indemnification by Sellers. Sellers shall indemnify, defend, and hold harmless Buyer and its respective successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Buyer Group"), at, and at any time after, the Closing Date, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Buyer Group, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

                  a. Breach of Obligation. Any breach of any representation, warranty, or agreement of Sellers contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

                  b. Preexisting Liabilities. Any liabilities or obligations of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with the conduct of the Content and Database or the ownership or use of the Assets prior to the Closing Date.

                  c. Infringement. Any liability or loss of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with a claim or allegation that the Assets infringe any patent, copyright, trade secret, trademark, or other intellectual property right of any third party.

                  d. Incidental Matters. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

         12.2 Notice of Claim. The party entitled to indemnification hereunder (the "Claimant") shall promptly deliver to the party liable for such indemnification hereunder (the "Obligor") notice in writing (the "Required Notice") of any claim for recovery under this Article 12, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the "Claim"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

         12.3 Defense. If the facts pertaining to the Loss arise out of the claim of any third party (other than a member of the Buyer Group or Sellers Group, whichever is entitled to indemnification for such matter) available by virtue of the circumstances of the Loss, the Obligor may assume the defense or the prosecution thereof, including the employment of counsel or accountants, at its cost and expense. The Claimant shall have the right to employ counsel separate from counsel employed by the Obligor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. The Claimant shall have the right to determine and adopt (or, in the case of a proposal by Obligor, to approve) a settlement of such matter in its reasonable discretion, except that Claimant need not consent to any settlement that (1) imposes any nonmonetary obligation or (2) Obligor does not agree to pay in full. The Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. Whether or not the Obligor chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.


                                  Article XIII

                                 CONFIDENTIALITY

         13.1 Confidentiality Obligation of Buyer Prior to Closing. Until Closing Date (and, if this Agreement is terminated for any reason, forever thereafter), Buyer shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Sellers, and not use in any manner except in connection with the transactions contemplated hereby, any confidential business or technical information obtained from Sellers in connection with the transactions contemplated hereby concerning the Content and Database or the Assets. This obligation shall cease to apply to Buyer upon the occurrence of Closing Date.

         13.2 Confidentiality Obligation of Sellers Following Closing. Following the occurrence of Closing Date, Sellers shall, and shall use their best efforts to cause their personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Buyer, and not use in any manner whatsoever, any confidential business or technical information remaining in its possession concerning the Content and Database or the Assets.

         13.3 Permitted Disclosures. Notwithstanding Sections 13.1 and 13.2, either party may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process or (2) if required by court order or decree.

         13.4 Scope of Confidential Information. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or
(3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.


                                   Article XIV

                                  MISCELLANEOUS

         14.1 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof

         14.2 Counterparts. This Agreement may be executed in one or more counterparts which counterparts may be sent by facsimile, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         14.3 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         14.4 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         14.5 Expenses. Sellers and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby.

         14.6 Notices. Any notice required or permitted to be given by one party to the other may be given by personal service, facsimile, or mailing. If any notice is deposited into the custody of Federal Express, United Parcel Service or another overnight courier service, for overnight delivery, prepaid and addressed to such party at the address hereinafter specified, such notice shall be effective upon its deposit into the custody of such couriers. All other notices shall be effective upon receipt. The addresses of the parties for all purposes under this Agreement shall be:

         Buyer:        X-Real Intertainment Inc. Ltd.
                       Suite B, Regent Centre East
                       PO Box F-42505
                       Freeport, Grand Bahama


                       With copies to:

                       Robert N. Wilkinson
                       Eagle Gate Building Suite 2002
                       60 East south Temple
                       Salt Lake City, Utah 84111
                       Fax (801) 533-9645

         Sellers:      Philip Kamp and Olaf Cordt
                       Frohnkamp 18
                       Monheim, Germany 40789


                       With copies to:

                       Robert N. Wilkinson
                       Eagle Gate Building Suite 2002
                       60 East south Temple
                       Salt Lake City, Utah 84111
                       Fax (801) 533-9645



Either party may change the address at which it desires to receive notice upon written notice of such change to the other party.

         14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. Venue for any action under this Agreement shall lie in Las Vegas, Nevada.

         14.8 Third-Party Beneficiaries. With the exception of (1) the parties to this Agreement and (2) the Buyer Group with respect to the matters inuring to their benefit under Article XII, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         14.9   Survival   of    Agreements.    All    Covenants,    agreements,
representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing Date.

         14.10 Attorneys' Fees. In the event either party brings suit to enforce or interpret this Agreement or for damages on account of the breach of a covenant or representation contained herein, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in any such action, in addition to other relief to which the prevailing party is entitled

         14.11 Further Assurances. At and after the Closing Date, without further consideration, Sellers shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Buyer or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's right, title, and interest in, and enjoyment of, the Assets and the Content and Database, or (2) to ensure more effectively the compliance of Sellers with its agreements, covenants, warranties, and representatives under this Agreement.


        [The remainder of this page has intentionally been left blank.]

         14.12 Severability. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; but, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this document.

         14.13 Saturday, Sunday and Legal Holidays. If the time for performance of any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter

         14.14 Acceptance. The execution of this Agreement by the Buyer constitutes an offer to purchase the Assets. Unless this Agreement is executed by the Sellers without modification within seven (7) days from the date of execution of this Agreement by the Buyer, and a fully executed copy is delivered to the Sellers within said time frame, then this contract shall be automatically revoked and terminated.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

X-Real Intertainment                                    Seller



By: /s/ Philip Kamp                                     By: /s/ Philip Kamp
   --------------------                                    -------------------
   Philip Kamp                                              Philip Kamp



By: /s/ Olaf Cordt                                      By: /s/ Olaf Cordt
   --------------------                                    -------------------
    Olaf Cordt                                              Olaf Cordt

Its SHAREHOLDERS

                                                                       Exhibit V


                        STOCK TRANSFER/PURCHASE AGREEMENT

         In consideration of the mutual covenants and promises herein contained, Philip Kamp and Olaf Cordt ("Transferors") and Q-Seven Systems, Inc., a Nevada corporation ("Transferee") hereby enter into this Stock Transfer/Purchase Agreement ("Agreement") effective this 26th day of May 1999, in accordance with the terms and conditions set forth herein.

                                    RECITALS


1. Transferors desire to transfer their ownership in, X-Real Intertainment Inc. Ltd., a Bahamian corporation, to Q-Seven systems, Inc., a Nevada corporation, that was a condition for them receiving their 250,000 shares of common stock in Q-Seven systems, Inc., and a condition for their stock in Downstream Incorporated - DSI (that is being held in escrow until this transfer is completed) being released to them.


2. Transferee desires to accept said transfer of ownership in X-Real Intertainment Inc. Ltd.

                                    AGREEMENT


1. Transfer of Securities. Each Transferor herewith transfers, Two Thousand Five Hundred (2,500) shares of voting common stock in bearer form of X-Real Intertainment Inc. Ltd., a Bahamian corporation ("X-Real" formerly X-Real Inc. Ltd.) to Transferee, in exchange for the 250,000 shares of Q-Seven Systems, Inc. common stock that has been issued to them, and the 2,633,333 shares of Downstream Incorporated - DSI, that has been issued to them and is being held in escrow until this same transfer has been completed.

2. Representations, Warranties and Covenants of Transferors. Transferors have previously, jointly and individually, represented, certified and warranted several things concerning X-Real Intertainment Inc. Ltd., copies of which are attached hereto. They further represent, warrant and certify the following to be true and correct:

         (a) Transferors own all of the Shares which are the subject of this Agreement, have good title thereto, and no one else has any claim of ownership to any of the Shares.

         (b) The Shares being acquired by Transferee hereunder are validly issued and outstanding, fully paid and nonassessable, and are free and clear from all liens and encumbrances.

         (c) Transferors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of this gift and transfer. Transferors are familiar with the business of the Transferee since they are officers and directors of the Transferee.

         (d) The Shares represent all of shares of the common stock of X-Real presently issued and outstanding. There is no other class of stock of X-Real issued and outstanding. There are no options, warrants or other rights to acquire any securities of X-Real outstanding.

         (e) No lawsuits, threats of lawsuits or other contingent liabilities exist against X-Real which have not previously been disclosed to Transferee.

         (f) X-Real owns all of the rights, title and interest in and to the six adult internet sites described in the Asset Purchase Agreement dated May 18, 1999 by and between Philip Kamp and Olaf Cordt, a German Partnership and X-Real, a copy of which has previously been provided to Transferee. The sale and purchase of the assets contemplated by said Asset Purchase Agreement have already been completed.


3.       Miscellaneous.


         a) Irrevocable Transfer and Binding Agreement. This Transfer shall be irrevocable and this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, heirs, devisees, transferees and assigns.


         b) Further Assurances and Additional Instruments. The stock certificates of X- Real have already been signed by both Transferors transferring said shares to the Transferee and will be accepted by Transferee at the signing of this Agreement.


         c) Entire Agreement. This Agreement and the related documents and instruments called for herein comprise the entire agreement of the parties and may not be amended or modified, except by written agreement of the parties. No provision of the aforementioned agreements may be waived, except in writing, and only in the specific instance and for the specific purposes for which given.

IN WITNESS WHEREOF, the Transferors and the Transferee have executed this Agreement on the date set forth above.


Transferors                                       Transferee

                                                  Q-Seven Systems, Inc.

/s/ Philip Kamp
--------------------
Philip Kamp
                                                  By: /s/ Philipp Kriependorf
                                                      -------------------------
                                                      Philipp Kriependorf
                                                      President

/s/ Olaf Cordt
---------------------
Olaf Cordt

                                   ATTACHMENT



May 25, 1999


To the Board of Directors of Downstream Incorporated:


We, Olaf Cordt and Philip Kamp, herewith warrant and certify that by signing the bearer certificates numbered 1 and 2 of X-Real Intertainment Inc. Ltd. (formerly X-Real Inc. Ltd.) each signifying that the bearer of said certificate is the owner of 2,500 shares of stock in X-Real Intertainment Inc. Ltd. (copies of which are attached hereto) in the presence of Philipp Kriependorf (who has signed the back of each certificate as witness to our signatures) it was, and is, our intention to transfer our ownership in X-Real Intertainment Inc. Ltd. and its assets (specifically the following six adult internet sites:
Studentinnen: www.studentinnen.de; Erotikweb: www.erotikweb.de; LoveCam: www.lovecam.de; PeepCam: www.peepcam.de; Amateur Sex Movies: www.amatuersexmovies.com; and Teensex: www.teensex.de) to Q-Seven Systems, Inc., a Nevada corporation.


/s/ Philip Kamp                                           /s/ Olaf Cordt
------------------                                        --------------------
Philip Kamp                                               Olaf Cordt